Exhibit (h)(2)(f)
Schedule A
Administration and Shareholder Services Agreement
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF AIM Blue Chip Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF MFS International Large-Cap Fund
PF Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund
     Effective: October 1, 2005
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS
By:	/s/ Glenn S. Schafer
Name:	Glenn S. Schafer
Title:	President

PACIFIC LIFE INSURANCE COMPANY
By:	/s/ Glenn S. Schafer
Name:	Glenn S. Schafer
Title:	Vice Chairman

By:	/s/ Audrey L. Milfs
Name:	Audrey L. Milfs
Title:	Secretary